  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 1997
                                        INVESTMENT COMPANY ACT FILE NO. 811-3189
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                   FORM N-1A

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]

                              AMENDMENT NO. 31                         [X]

                        (Check appropriate box or boxes)
                               __________________

                           SUMMIT CASH RESERVES FUND
                     OF FINANCIAL INSTITUTIONS SERIES TRUST
               (Exact Name of Registrant as Specified in Charter)

               800 Scudders Mill Road
               Plainsboro, New Jersey                 08536
         (Address of Principal Executive Offices)     (Zip Code)
       Registrant's Telephone Number, including Area Code (609) 282-2800
                                 Arthur Zeikel
                             800 Scudders Mill Road
                          Plainsboro, New Jersey 08536
        Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)

                                  Copies to:
     Philip L. Kirstein, Esq.                   Counsel for the Trust:
   Fund Asset Management, L.P.                  Brown & Wood LLP
          P.O. Box 9011                        One World Trade Center
 Princeton, New Jersey 08543-9011              New York, N.Y. 10048
                                           Attention:  Thomas R. Smith, Jr.

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                                     PART A


ITEM 1.   COVER PAGE.

          Not applicable.


ITEM 2.   SYNOPSIS.

          Not applicable.


ITEM 3.   CONDENSED FINANCIAL INFORMATION.

          Not applicable.


ITEM 4.   GENERAL DESCRIPTION OF REGISTRANT.

     (a) Summit Cash Reserve Fund (the "Money Fund") is a separate series of Financial Institutions Series Trust (the "Trust") organized on July 10, 1987, under the laws of the Commonwealth of Massachusetts. The Trust is a no-load, diversified, open-end registered investment company and is a successor to a Massachusetts business trust of the same name organized on May 28, 1981.

          The investment objectives of the Money Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short-term money market securities. The investment objectives are fundamental policies of the Money Fund which may not be changed without a vote of the majority of the outstanding shares of the Money Fund.

          In managing the Money Fund, Fund Asset Management, L.P. (the "Investment Manager" or "FAM") will employ a number of professional money management techniques, including varying the composition of investments and the average maturity of the portfolio based upon its assessment of the relative values of the various money market securities and future interest rate patterns. These assessments will respond to changing economic and money market conditions and to shifts in fiscal and monetary policy. The Investment Manager will also seek to improve yield by taking advantage of yield disparities that regularly occur in the money market. For example, market conditions frequently result in similar securities trading at different prices. Also, there are frequently differences in the yield between the various types of money market securities. The Money Fund seeks to enhance yield by purchasing and selling securities based on these yield disparities.

          The types of securities in which the Money Fund will invest will consist primarily of U.S. Government and Government agency securities, bank certificates of deposit and bankers' acceptances, commercial paper, repurchase agreements and reverse repurchase agreements. For purposes of its investment policies, the Money Fund defines short-term money market securities as having a maturity of no more than 762 days (25 months) in the case of U.S. Government and Government agency securities and no more than 397 days (13 months) in the case of all other securities.

     (b) The Trust has adopted a number of restrictions and policies relating to the investment of the assets and activities of the Money Fund, which are fundamental policies and may not be changed without the approval of the holders of a majority of the Money Fund's outstanding voting securities as defined in the Investment Company Act of 1940 (the "1940 Act"). Among the more significant restrictions, the Money Fund may not: (1) purchase any securities other than
(i) money market securities and (ii) the other investments described under Item 4.(a); (2) invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry (other than U.S. Government securities, U.S. Government agency securities or domestic bank money instruments); (3) purchase the securities of any one issuer, other than the U.S. Government, its agencies or instrumentalities, if immediately after such purchase, more than 5% of the value of its total assets (taken at market value) would be invested in such issuer, except that, with respect to 25% of the value of the Money Fund's total assets, the Money Fund may invest up to 10% of its total assets in bank money instruments or repurchase agreements with any one bank; (4) purchase more than 10% of the outstanding securities of an issuer except that such restriction shall not apply to U.S. Government or Government agency securities, bank money instruments and repurchase agreements; and (5) enter into repurchase agreements if, as a result, more than 10% of the Money Fund's net assets (taken at market value at the time of each investment, together with any other investments deemed illiquid) would be subject to repurchase agreements maturing in more than seven days.

     (c) Preservation of capital is a prime investment objective of the Money Fund, and, while the types of money market securities in which the Money Fund invests are not completely risk free, such securities are generally considered to have low principal risk. There is the risk of the failure of issuers to meet their principal and interest obligations. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Money Fund but only constitute collateral for the seller's obligations to pay the repurchase price. With respect to repurchase agreements and reverse repurchase agreements, there is also the risk of the failure of parties involved to repurchase at the agreed upon price or to return the securities involved in such transactions, in which event the Money Fund may suffer time delays and incur costs or possible losses in connection with such transactions.


ITEM 5.   MANAGEMENT OF THE TRUST.

     (a) The Trustees of the Trust consist of six individuals, five of whom are not "interested persons" of the Trust as defined in the 1940 Act. The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the 1940 Act.

     (b) The address of the Investment Manager is Fund Asset Management, L.P., P.O. Box 9011, Princeton, New Jersey 08543-9011. The Investment Manager is an affiliate of MLAM and is owned and controlled by ML&Co. The Investment Manager and MLAM act as investment advisers for more than 140 registered investment companies and provide investment advice to individual and institutional accounts. As of August 31, 1997, the Investment Manager and MLAM had a total of approximately $267.7 billion in investment company and other portfolio assets under management, including accounts of certain affiliates of the Investment Manager.

          The Investment Manager performs management and investment advisory services for the Money Fund and the Trust pursuant to an investment management agreement (the "Investment Management Agreement"). The Investment Manager also arranges for the performance of certain administrative services for the Money Fund, primarily shareholder services for other shareholders, pursuant to an administrative agreement (the "FAM Administrative Agreement").

          Pursuant to the Investment Management Agreement, the Investment Manager receives a fee from the Money Fund at the end of each month at the annual rate of 0.275% of average daily net assets of the Money Fund not exceeding $500 million and at the annual rate of 0.25% of such assets in excess of $500 million and an identical monthly fee based on other assets of the Money Fund for its performance of administrative services. For the fiscal year ended May 31, 1997, the fee paid by the Money Fund to the Investment Manager was $29,925 (based on average daily net assets of approximately $10.9 million) and the effective fee rate was 0.275%. No fee was paid to the Investment Manager for its performance of administrative services during such period.

     (c)  Not applicable.

     (d) Prior to November 1, 1996 Broadcort Capital Corp. ("Broadcort") arranged for the performance of certain administrative services for the Money Fund, primarily Shareholder Services for Shareholders introduced to the Money Fund by Broadcort, pursuant to an administrative agreement (the "Broadcort Administrative Agreement"). Pursuant to the Broadcort Administrative Agreement, Broadcort received a fee from the Money Fund at the end of each month at the annual rate of 0.275% of average daily net assets of the Money Fund not exceeding $500 million and at the annual rate of 0.25% of such assets in excess of $500 million, based on assets introduced to the Money Fund by Broadcort. For the fiscal year ended May 31, 1997, the fee paid by the Money Fund to Broadcort was $28,357 (based on average daily net assets of approximately $33.9 million), and the effective rate was .25% As of November 1, 1996 Broadcort withdrew from its involvement with the Money Fund.

     (e) Merrill Lynch Financial Data Services, Inc., P.O. Box 45290, Jacksonville, Florida 32232-5290 (the "Transfer Agent"), which is a wholly-owned subsidiary of ML&Co., acts as the Money Fund's transfer agent pursuant to a transfer agency, shareholder servicing agency and proxy agency agreement (the "Transfer Agency Agreement").

     (f) During the fiscal year ended May 31, 1997 the ratio of total expenses to average daily net assets was 1.97%.

     (g)  Not applicable.


ITEM 5A. MANAGEMENT DISCUSSION OF FUND PERFORMANCE.

     Not Applicable.


ITEM 6.   CAPITAL STOCK AND OTHER SECURITIES.

     (a) The Trust is comprised of separate series ("Series"), each of which is a separate portfolio offering a separate class of shares to selected groups of purchasers. The Declaration of Trust permits the Trustees to create an unlimited number of Series and, with respect to each Series, to issue an unlimited number of full and fractional shares of a single class. All shares have equal voting rights, except that only shares of the respective Series are entitled to vote on matters concerning only that Series. Each issued and outstanding share is entitled to one vote and to participate equally in dividends and distributions declared by the respective Series and in net assets of such Series upon liquidation or dissolution remaining after satisfaction of outstanding liabilities. In the event a Series were unable to meet its obligations, the remaining Series would assume the unsatisfied obligations of that Series. The shares of each Series, when issued will be fully-paid and non-assessable by the Trust.

          The Declaration of Trust does not require that the Trust hold an annual meeting of shareholders. However, the Trust will be required to call special meetings of shareholders in accordance with the requirements of the 1940 Act to seek approval of new management and advisory arrangements, of a material increase in distribution fees or of a change in the fundamental policies, objectives or restrictions of the Money Fund or the Trust. The Trust also would be required to hold a special shareholders' meeting to elect new Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders. The Declaration provides that a shareholders' meeting may be called for any reason at the request of 10% of the outstanding shares of any Series of the Trust or by a majority of the Trustees. Except as set forth above, the Trustees shall continue to hold office and appoint successor Trustees.

     (b) As of August 31, 1997, FAM controls 100 percent of the voting securities of the Trust.

     (c)  Not applicable.

     (d) As of the date of this Prospectus constituting Part A ("Part A"), the Money Fund is the only Series of the Trust.

     (e) Shareholder inquiries may be addressed to the Money Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 or by telephone at (609) 282-2800.

     (f) Dividends are declared daily and reinvested monthly in the form of additional shares at net asset value. Shareholders liquidating their holdings will receive upon redemption all dividends declared and reinvested through the date of redemption. Because the net income (including realized gains and losses on the portfolio assets) is declared as a dividend in shares each time the net income of the Money Fund is determined, the net asset value per share of the Money Fund normally remains constant at $1.00 per share. Net income (from the time of the immediately preceding determination thereof) consists of (i) interest accrued and/or discount earned (including both original issue and market discount), (ii) plus or minus all realized gains and losses on portfolio securities, (iii) less the estimated expenses of the Money Fund applicable to that dividend period. Shareholders desiring their dividends in cash may enroll in the Accrued Monthly Payment Plan and receive monthly cash payments.

     (g) The Trust intends to continue to qualify the Money Fund for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). If it so qualifies, the Money Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to shareholders. The Trust intends to cause the Money Fund to distribute substantially all of such income.

          Dividends paid by the Money Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Money Fund shares. Recent legislation creates additional categories of capital gains taxable at different rates. Although the legislation does not explain how gain in these categories will be taxed to shareholders of RICs, it authorizes regulations applying the new categories of gain and the new rates to sales of securities by RICs. In the absence of guidance, there is some uncertainty as to the manner in which the categories of gain and related rates will be passed through to shareholders as capital gains. Any loss upon the sale or exchange of Money Fund shares held for six months or less, however, will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Money Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

          Dividends are taxable to shareholders even though they are reinvested in additional shares of the Money Fund. Not later than 60 days after the close of its taxable year, the Trust will provide shares with a written notice designating the amounts of any ordinary income dividends or capital gain dividends. It is anticipated that IRS guidance permitting categories of gain and related rates to be passed through to shareholders would also require this Federal income tax information to designate the amounts of various categories of capital gain income included in capital gain dividends. Distributions by the Money Fund, whether from ordinary income or capital gains, will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Money Fund pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Money Fund and received by its shareholders on December 31 of the year in which the dividend was declared.

          If the value of assets held by the Money Fund declines, the Trustees may authorize a reduction in the number of outstanding shares in shareholders' accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of eliminated shares would be added to the basis of shareholders' remaining Money Fund shares, and any shareholders disposing of shares at that time may recognize a capital loss. Distributions, including distributions reinvested in additional shares of the Money Fund, will nonetheless be fully taxable, even if the number of shares in shareholders' accounts has been reduce as described above.

          Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% United States withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

          Dividends and interest received by the Money Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

          Under certain provisions of the Code, some taxpayers may be subject to a 31% withholding tax on ordinary income dividends, capital gains dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Trust or who, to the Trust's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

          A loss realized on a sale or exchange of shares of the Money Fund will be disallowed if other Money Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

          The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

          Ordinary income and capital gain dividends may also be subject to state and local taxes.

          Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether divided income attributable to United States Government obligations is exempt from state income tax.

          Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Money Fund.

     (h)  Not applicable.


ITEM 7.   PURCHASE OF SECURITIES BEING OFFERED.

     The Trust is not currently offering any shares of the Money Fund. The following information reflects Fund activity for the fiscal year ended May 31, 1997.

     (a) Merrill Lynch Funds Distributor, Inc. ("MLFD"), 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Calamos Financial Services, Inc., 1111 East Warrenville Road, Naperville, Illinois 60563, Calvert Distributors, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, Franklin Templeton Distributors, Inc., 777 Mariners Island Boulevard, San Mateo, California 94403, Ivy MacKenzie Distributors Inc., 700 South Federal Highway, Boca Raton, Florida 33432, Nicholas-Applegate Securities, c/o BFDS, 2 Heritage Drive, North Quincy, Massachusetts 02171, Van Eck Securities Corporation, 99 Park Avenue, New York, New York 10016 act as principal underwriters, of the shares of the Money Fund (the "Principal Underwriters"). MLFD is an affiliate of both the Investment Manager and of Merrill Lynch. Shares may be purchased directly from securities dealers with whom MLFD, or another Principal Underwriter, with the Money Fund's consent, has entered into selected dealer agreements. Dealer agreements will be entered into with securities dealers that have securities clearing arrangements or some other business relationship with Broadcort. Shares of the Money Fund are also offered through Merrill Lynch pursuant to an exchange program with certain other investment companies for which each Principal Underwriter, other than MLFD, also acts as principal underwriter.

     (b) The net asset value of the Money Fund is determined by the Investment Manager once daily, immediately after the daily declaration of dividends, on each day during which the NYSE or New York banks are open for business. Such determination is made as of the close of business on the NYSE (generally 4:00 P.M., New York time) or, on days when the NYSE is closed but New York banks are open, at 4:00 P.M., New York time. The Money Fund will also determine its net asset value on any day on which there is sufficient trading of its portfolio securities such that the net asset value might be materially affected, but only if on such day the Money Fund is required to sell and redeem shares. The net asset value per share is determined pursuant to the "penny-rounding" method by adding the fair value of all securities and other assets in the portfolio including interest accrued but not yet received, deducting the portfolio's liabilities and dividing by the number of shares outstanding. The result of this computation will be rounded to the nearest whole cent. It is anticipated that net asset value will remain constant at $1.00 per share, but no assurance can be offered in this regard. Securities with remaining maturities of greater than 60 days for which market quotations are readily available will be valued at market value. Securities with remaining maturities of 60 days or less will be valued on an amortized cost basis, i.e., by valuing the instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market values of the instrument. Other securities held by the Money Fund will be valued at their fair value as determined in good faith by or under direction of the Board of Trustees.

     (c) EXCHANGE PROGRAM. The Money Fund participates in an exchange program with certain other investment companies for which each Principal Underwriter of the Money Fund, other than MLFD, listed under "Purchase of Securities Being Offered" above, also acts as principal underwriter (the "Participating Funds"). This exchange program is only available to investors who maintain the shares of the Participating Funds (and the Money Fund) in their Merrill Lynch account. A Money Fund shareholder may only exchange into Participating Funds that have the same Principal Underwriter as the original Participating Fund the shareholder exchanged out of.

          Exchanges of shares of Participating Funds subject to a front-end sales load ("FESL") into Money Fund shares may also be effected without the imposition of a sales charge. The holder of such Money Fund shares may subsequently either exchange back into the same shares of the original Participating Fund without incurring any FESL or exchange into shares of certain other Participating Funds distributed by the same Principal Underwriter by remitting an amount equal to the difference, if any, between the FESL previously paid on the shares of the original Participating Fund and the FESL payable at the time of the exchange on the shares of the new Participating Fund.

          In addition, exchanges of shares of Participating Funds subject to a contingent deferred sales charge ("CDSC") ("CDSC Shares") into Money Fund shares may be effected without the payment of any CDSC that might otherwise be due on redemption of the Participating Fund shares. A shareholder who exchanges CDSC Shares for shares of the Money Fund will not, however, receive credit toward reduction of the CDSC for the time spent in the Money Fund; rather, the CDSC reduction period will be "tolled" until such time as the shareholder either exchanges back into the Participating Fund (or another Participating Fund that charges a CDSC), or redeems shares of the Money Fund. A shareholder who exchanges CDSC Shares of a Participating Fund for Money Fund shares and who subsequently exchanges back into the original Participating Fund (or another Participating Fund that charges a CDSC and that is distributed by the same Principal Underwriter) will not pay a CDSC at that time, and the period for reduction of the CDSC will recommence. If the shareholder exchanges CDSC Shares for Money Fund shares and then makes a subsequent exchange for CDSC Shares of another Participating Fund subject to a different CDSC schedule, the shareholder will be subject to whichever schedule is higher. If the shareholder redeems his investment from the Money Fund following an exchange from CDSC Shares, the CDSC will be charged at the rate payable based on a holding period from the time the shareholder purchased shares of the Participating Fund until the time the Participating Fund shares were exchanged for shares of the Money Fund.

          To effect an exchange, shareholders should contact their Merrill Lynch financial consultant, who will advise the Money Fund of the exchange.

     (d) For shareholders purchasing their shares through a securities dealer having a relationship with Broadcort, the minimum initial purchase is $5,000 and the minimum subsequent purchase is $1,000, except that lower minimums apply as described below. The minimum initial purchase with respect to Keogh, pension, profit sharing and individual retirement plans is $250 and there is no minimum applicable with respect to subsequent investments in connection with such plans. For accounts advised by banks and registered investment advisers, the minimum initial purchase is $300 and the minimum subsequent purchase is $100. Any order may be rejected by the applicable principal underwriter of the Money Fund.
There is no minimum with respect to initial or subsequent purchases made in connection with the exchange program.

     (e)  Not applicable.

     (f)  Not applicable.

     (g)  Not applicable.


ITEM 8.   REDEMPTION OR REPURCHASE.

     (a) The Trust is required to redeem for cash all full and fractional shares of the Money Fund. The redemption price is the net asset value per share next determined after receipt by the Transfer Agent of proper notice of redemption as described in accordance with one of the procedures set forth below. If such notice is received by the Transfer Agent prior to the determination of net asset value (generally 4:00 P.M., New York time) on any day during which the New York Stock Exchange ("NYSE") or New York banks are open for business, the redemption will be effective on such day and payment will be made on the next business day. If the notice is received after the determination of net asset value has been made, the redemption will be effective on the next business day and payment will be made on the second business day thereafter. Shareholders liquidating their holdings will receive upon redemption all dividends declared and reinvested through the date of redemption.

     (b) The Trust will repurchase shares of the Money Fund through securities dealers. The Trust will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after receipt of the order from the dealer, provided that such request for repurchase is received from the dealer prior to the determination of net asset value of the Money Fund (generally 4:00 P.M., New York time) on any business day. These repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Trust; however, dealers may impose a charge on the shareholder for transmitting the notice of repurchase to the Trust. The Trust reserves the right to reject any order for repurchase through a securities dealer, but it may not reject properly submitted requests for redemption as described below. The Trust will promptly notify any shareholder of any rejection of a repurchase with respect to shares of the Money Fund. For shareholders requesting repurchases through their securities dealer, payment will be made by the Transfer Agent to the dealer.

          A shareholder may also redeem shares by submitting a written notice of redemption directly to the Transfer Agent. Redemption requests delivered other than by mail should be delivered to Merrill Lynch Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Redemption
requests should not be sent to the Trust.   The notice requires the signature of
all persons in whose name the shares are registered, signed exactly as their names appear on the Transfer Agent's register. The signatures on the notice must be guaranteed by a national bank or other bank which is a member of the Federal Reserve System (not a savings bank) or by a member firm of any national or regional stock exchange. Notarized signatures are not sufficient.

     (c) Due to the relatively high cost of maintaining accounts of less than $1,000, the Trust reserves the right to redeem Money Fund shares in any account for their then current value (which will be promptly paid to the shareholder) if at any time the total investment does not have a value of at least $1,000, except that the Trust may not involuntarily redeem Money Fund shares in accounts where minimums lower than $1,000 are applicable. Shareholders will be notified that the value of their account is less than $1,000 and allowed two months to make an additional investment before the redemption is processed. In such event, the $1,000 minimum on subsequent investments will not be applicable.

     (d) At various times the Trust may be requested to redeem shares of the Money Fund for which good payment has not yet been received. The Trust may delay, or cause to be delayed, the payment of redemption proceeds until such time as it or its Transfer Agent has assured itself that good payment has been collected for the purchase of such shares. In addition, the Trust reserves the right not to honor redemption checks or requests for Federal Funds redemptions where the Money Fund shares to be redeemed have been purchased by check within 10 days prior to the date the redemption request is received by the Money Fund's Transfer Agent unless the check used for investment has been cleared for payment by the shareholder's bank.

ITEM 9.   PENDING LEGAL PROCEEDINGS.

     Not applicable.

                                     PART B


ITEM 10. COVER.

     Not applicable.


ITEM 11.                TABLE OF CONTENTS

                                                              Page
                                                              ----
Cover Page....................................................   1
Table of Contents.............................................   1
General Information and History...............................   1
Investment Objectives and Policies............................   1
Management of the Trust.......................................   2
Control Persons and Principal Holders of Securities...........   6
Investment Advisory and Other Services........................   6
Brokerage Allocation..........................................   8
Capital Stock and Other Securities............................   9
Purchase, Redemption and Pricing of Securities Being Offered..  10
Tax Status....................................................  12
Underwriters..................................................  14
Calculation and Performance Data..............................  14
Financial Statements..........................................  15


ITEM 12.  GENERAL INFORMATION AND HISTORY.

          Not applicable


ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

     (a) The investment objectives of the Money Fund are to seek current income, preservation of capital and liquidity available from investing in a diversified portfolio of short-term money market securities.

          As discussed in the Prospectus constituting Part A ("Part A"), the Money Fund may invest in money market securities pursuant to repurchase agreements. Under such agreements, the counterparty agrees, upon entering into the contract, to repurchase the security from the Money Fund at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period. Such agreements usually cover short periods. The Money Fund will require the counterparty to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of a default by the counterparty, the Money Fund ordinarily will retain ownership of the securities underlying the repurchase agreement, and instead of a contractually fixed rate of return, the rate of return to the Money Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Money Fund would have rights against the counterparty for breach of contract with respect to any losses arising from the market fluctuations following the failure of the counterparty to perform. In certain circumstances, repurchase agreements may be construed to be collateralized loans by the purchaser to the counterparty secured by the securities transferred to the purchaser. In the event of default by the counterparty under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Money Fund but only constitute collateral for the counterparty's obligation to pay the repurchase price. Therefore, the Money Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. From time to time the Money Fund also may invest in money market securities pursuant to purchase and sale contracts. While purchase and sale contracts are similar to repurchase agreements, purchase and sale contracts are structured so as to be in substance more like a purchase and sale of the underlying security than is the case with repurchase agreements.

          Also, as discussed in the Prospectus, the Money Fund may invest in obligations issued by commercial and savings banks and savings and loan associations. The obligations of commercial banks may be issued by U.S. banks, foreign branches or subsidiaries of U.S. banks ("Eurodollar" obligations) or U.S. branches or subsidiaries of foreign banks ("Yankeedollar" obligations). Eurodollar and Yankeedollar obligations must be general obligations of the parent bank.

          Eurodollar and Yankeedollar obligations may involve additional investment risks from the risks of obligations of U.S. banks. Such investment risks include adverse political and economic developments, the possible imposition of withholding taxes on interest income payable on such obligations, the possible seizure or nationalization of foreign deposits and the possible establishment of exchange controls or other foreign governmental laws or restrictions which might adversely affect the payment of principal and interest. Generally the issuers of such obligations are subject to fewer U.S. regulatory requirements than are applicable to U.S. banks. Foreign branches or subsidiaries of U.S. banks may be subject to less stringent reserve requirements than U.S. banks. U.S. branches or subsidiaries of foreign banks are subject to the reserve requirements of the state in which they are located. There may be less publicly available information about a U.S. branch or subsidiary of a foreign bank than about a U.S. bank, and such branches or subsidiaries may not be subject to the same accounting, auditing and financial recordkeeping standards and requirements as U.S. banks. Evidence of ownership of Eurodollar obligations may be held outside of the United States, and the Money Fund may be subject to risks associated with the holding of such property overseas. Eurodollar obligations of the Money Fund held overseas will be held by foreign branches of the Money Fund's custodian for the Trust's portfolio securities or by other U.S. or foreign banks under subcustodian arrangements complying with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act").

          The Investment Manager will carefully consider the above factors in making investments in Yankeedollar obligations. Generally the Money Fund will limit its Yankeedollar investments to obligations of banks organized in Canada, France, Germany, Japan, the Netherlands, Switzerland, the United Kingdom and other industrialized nations.

          The Money Fund's investments in short-term corporate, partnership or other debt and bank money instruments will be rated, or will be issued by issuers who have been rated, in one of the two highest rating categories for short-term debt obligations by a nationally recognized statistical rating organization (an "NRSRO") or, if not rated, will be of comparable quality as determined by the Trustees of the Money Fund. The Money Fund's investments in corporate, partnership and trust bonds and debentures (which must have maturities at the date of purchase of 397 days (13 months) or less) will be in issuers who have received from the requisite NRSROs a rating with respect to a class of short-term debt obligations that is comparable in priority and security with the investment in one of the two highest rating categories for short-term obligations or if not rated, will be of comparable quality as determined by the Trustees of the Money Fund. Currently, there are six NRSROs: Duff & Phelps Credit Ratings Co., Fitch Investors Service, Inc., IBCA Limited and its affiliate IBCA, Inc., Thomson BankWatch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group.

     (b) In addition to the investment restrictions set forth in Part A, the Money Fund has adopted the following restrictions and policies relating to the investment of the assets and activities of the Money Fund, which are fundamental policies and may not be changed without approval of the holders of a majority of the Money Fund's outstanding voting securities (which for this purpose means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Money Fund may not (1) make investments for the purpose of exercising control or management; (2) underwrite securities issued by other persons; (3) purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization; (4) purchase or sell real estate (other than money markets securities secured by real estate or interests therein or money market securities issued by companies which invest in real estate or interests therein), commodities or commodity contracts, interests in oil, gas or other mineral exploration or development programs; (5) purchase any securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities;
(6) make short sales of securities or maintain a short position or write, purchase or sell puts, calls, straddles, spreads or combinations thereof; (7) make loans to other persons, provided that the Money Fund may purchase money market securities or enter into repurchase agreements or purchase and sale contracts; (8) borrow amounts in excess of 20% of its total assets, taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes (the borrowing provisions shall not apply to reverse repurchase agreements). [Usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Money Fund will not borrow to increase income but only to meet redemption requests which might otherwise require untimely dispositions of portfolio securities. The Money Fund will not purchase securities while borrowings are outstanding. Interest paid on such borrowings will reduce net income.]; (9) mortgage, pledge, hypothecate or in any manner transfer as security for indebtedness any securities owned or held by the Money Fund except as may be necessary in connection with borrowings referred to in investment restriction (8) above, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Money Fund's net assets, taken at market value; (10) invest in securities for which no readily available market exists if more than 10% of its net assets (taken at market value) would be invested in such securities; (11) invest in securities with legal or contractual restrictions on resale (except for repurchase agreements, purchase and sale contracts or variable amount master demand notes) or in securities of issuers (other than Government agency securities) having a record, together with predecessors, of less than three years of continuous operation if, regarding all such securities, more than 5% of its net assets (taken at market value) would be invested in such securities; (12) invest in securities or investments referred to in investment restrictions (10) and (11) above and investment restriction (5) in Part A if, regarding all such securities and investments, more than 10% of the Money Fund's total assets (taken at market value) would be invested in such securities or investment; and (13) enter into reverse repurchase agreements if, as a result thereof, the Money Fund's obligations with respect to reverse repurchase agreements would exceed one-third of its net assets (defined to be total assets, taken at market value, less liabilities other than reverse repurchase agreements).

     (c)  Not applicable.

     (d)  Not applicable.


ITEM 14.  MANAGEMENT OF THE TRUST

     (a) Information about the Trustees and executive officers of the Trust, including their ages and their principal occupations for at least the last five years is set forth below. Unless otherwise noted, the address of each Trustee and executive officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.

                                    POSITION(S)
                                        HELD
NAME AND ADDRESS                 WITH REGISTRANT    PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS
----------------                 ---------------    --------------------------------------------------

Arthur Zeikel (65) (*)(**)        President and     President of FAM (which term as used herein includes
P.O. Box 9011                     Trustee           its corporate predecessors) since 1977; President of
Princeton, NJ 08543-9011                            Merrill Lynch Asset Management, L.P. ("MLAM,"
                                                    which term as used herein includes its corporate
                                                    predecessors) since 1977; President and Director of
                                                    Princeton Services, Inc. ("Princeton Services") since
                                                    1993; Executive Vice President of Merrill Lynch &
                                                    Co., Inc. ("ML&Co.") since 1990; and Director of
                                                    Merrill Lynch Funds Distributor, Inc. ("MLFD") since
                                                    1977.

Joe Grills (62) (**)              Trustee           Member of the Committee of Investment of Employee
183 Soundview Lane                                  Benefit Assets of the Financial Executives Institute
New Canann, CT  06840                               ("CIEBA") since 1986; Member of CIEBA's Executive
                                                    Committee since 1988 and its Chairman from 1991 to
                                                    1992; Assistant Treasurer of International Business
                                                    Machines Corporation ("IBM") and Chief Investment
                                                    Officer of IBM Retirement Funds from 1986 until
                                                    1993; Member of the Investment Advisory Committees
                                                    of the State of New York Common Retirement Fund
                                                    and Howard Hughes Memorial Institute; Director,
                                                    Duke Management Company and LaSalle Street Fund
                                                    since 1995; Director, Kimco Realty Corporation since
                                                    January 1997.

Walter Mintz (68) (**)            Trustee           Special Limited Partner of Cumberland Associates
1114 Avenue of the Americas                         (investment partnership) since 1982.
New York, New York 10036

Robert S. Salomon, Jr. (60)       Trustee           Principal of STI Management (investment adviser);
(**)                                                Director, Common Fund and the Norwalk Community
106 Dolphin Cove Quay                               Technical College Foundation; Chairman and CEO of
Stamford, Connecticut 06902                         Salomon Brothers Asset Management from 1992 until
                                                    1995; Chairman of Salomon Brothers equity mutual
                                                    funds from 1992 until 1995; Director of Stock Research
                                                    and U.S. Equity Strategist at Salomon Brothers Inc
                                                    from 1975 until 1991.

Melvin R. Seiden (66)(**)         Trustee           Director of Silbanc Properties, Ltd. (real estate,
780 Third Avenue, Suite 2502                        investment and consulting) since 1987; Chairman and
New York, New York 10017                            President of Seiden & de Cuevas, Inc. (private
                                                    investment firm) from 1964 to 1987.

Stephen B. Swensrud (64) (**)     Trustee           Chairman of Fernwood Associates (financial
24 Federal Street, Suite 400                        consultants) since 1975.
Boston, Massachusetts 02110


                                      POSITION(S)
                                         HELD
NAME AND ADDRESS                   WITH REGISTRANT  PRINCIPAL OCCUPATION(S) DURING THE PAST FIVE YEARS
----------------                   ---------------  --------------------------------------------------

Terry K. Glenn (57) (*)(**)       Executive Vice    Executive Vice President of the Investment Manager
P.O. Box 9011                     President         and MLAM since 1983; Executive Vice President and
Princeton, NJ 08543-9011                            Director of Princeton Services since 1993; President of
                                                    MLFD since 1986 and Director thereof since 1991;
                                                    President of Princeton Administrators, L.P. since 1988.

Donald C. Burke (37) (*)(**)      Vice President    First Vice President of MLAM since 1997;
P.O. Box 9011                                       Vice President of MLAM from 1990 to 1997;
Princeton, NJ 08543-9011                            Director of Taxation of MLAM since 1990.

Carlo Giannini (53) (*)           Vice President    Vice President of MLAM since 1981.
P.O. Box 9011
Princeton, NJ 08543-9011

Kevin J. McKenna (40)(*)(**)      Vice President    First Vice President of MLAM since 1997;
P.O. Box 9011                                       Vice President of MLAM from 1985 to 1997.
Princeton, NJ 08543-9011

Joseph T. Monagle, Jr. (48)       Senior Vice        Senior Vice President of the Investment Manager and
(*)(**)                           President         MLAM since 1990 and Vice President of MLAM from
P.O. Box 9011                                       1978 to 1990; Senior Vice President of Princeton
Princeton, NJ 08543-9011                            Services since 1993.

Gerald M. Richard (48) (*)(**)    Treasurer         Senior Vice President and Treasurer of the Investment
P.O. Box 9011                                       Manager and MLAM since 1984; Senior Vice President
Princeton, NJ 08543-9011                            and Treasurer of Princeton Services since 1993;
                                                    Treasurer of MLFD since 1984 and Vice President
                                                    thereof since 1981.

Robert Harris (45) (*)(**)        Secretary         First Vice President of MLAM since 1997;
P.O. Box 9011                                       Vice President of MLAM from 1984 to 1997 and attorney
Princeton, NJ 08543-9011                            associated with MLAM since 1980; Secretary of MLFD
                                                    since 1982.

----------------
(*)  Interested person, as defined in the 1940 Act, of the Trust.
(**) Such Trustee or officer is a director or officer of certain other investment companies for which the Investment Manager or MLAM acts as investment adviser.

     (b)  See footnote (1).

     (c) Pursuant to the terms of its Investment Management Agreement (the "Investment Management Agreement") with the Trust, the Investment Manager pays all compensation of officers and employees of the Trust as well as the fees of all Trustees of the Trust who are affiliated persons of ML&Co. or its subsidiaries. The Trust pays each unaffiliated Trustee a fee of $1,500 per year plus $250 per meeting attended and actual out-of-pocket expenses relating to attendance at such meetings. The Trust also pays each member of the Audit Committee, which consists of the unaffiliated Trustees, an annual fee of $1,500 plus a fee of $250 for each meeting of the Audit Committee attended which is held on a day on which the Board of Trustees does not meet, together with all out-of-pocket expenses relating to attendance at such meeting. For the fiscal year ended May 31, 1997, the Trustees waived the annual Trustees' fees.

          The Following table sets forth the fiscal year ended May 31, 1997 compensation paid by the Trust to the unaffiliated Trustees and, for the calendar year ending December 31, 1996, the aggregate compensation paid by all investment companies advised by FAM and its affiliates, MLAM ("FAM/MLAM Advised Funds"), to the unaffiliated Trustees.


                                                                      AGGREGATE
                                                                     COMPENSATION
                                                  PENSION OR        FROM TRUST AND
                                              RETIREMENT BENEFITS  FAM/MLAM ADVISED
NAME OF                       COMPENSATION    ACCRUED AS PART OF    FUNDS PAID TO
TRUSTEE                        FROM TRUST       TRUST EXPENSE          TRUSTEES
-------                      ---------------  -------------------  ----------------
Joe Grills(1)..............        $1,000(2)         None              $167,000
Walter Mintz(1)............        $1,000(2)         None              $164,000
Robert S. Salomon, Jr.(1)..        $1,000(2)         None              $187,167
Melvin R. Seiden(1)........        $1,000(2)         None              $164,000
Stephen B. Swensrud(1).....        $1,000(2)         None              $154,250

________________
(1) The Trustees serve on the boards of FAM/LAM Advised Funds as follows: Mr. Grills (19 registered investment companies consisting of 47 portfolios); Mr. Mintz (18 registered investment companies consisting of 37 portfolios); Mr. Salomon (18 registered investment companies consisting of 37 portfolios); Mr. Seiden (18 registered investment companies consisting of 37 portfolios and Mr. Swensrud (21 registered investment companies consisting of 52 portfolios).

(2) For the fiscal year ended May 31, 1997, the Trustees waived the annual Trustees' fees. The Trustees were paid for each of the July 1996 and October 1996 Board and Audit Committee meetings attended.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

     As of August 31, 1997, FAM controls 100 percent of the voting securities of the Trust.


ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

     (a) The Investment Manager is a limited partnership, the partners of which are ML&Co. and Princeton Services. ML&Co. and Princeton Services are "controlling persons" of the Manager (as defined in the 1940 Act) because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

     (b) Subject to the direction of the Trustees, the Investment Manager is responsible for the actual management of the Money Fund and constantly reviews the Money Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Manager, subject to review by the Trustees. The Investment Manager also performs certain of the other management services necessary for the operation of the Trust and the Money Fund, including regulatory compliance, and provides all the office space, facilities, equipment and necessary personnel for such services.

          Securities held by the Money Fund may also be held by other funds or clients (collectively referred to as "clients") for which the Investment Manager or MLAM acts as an advisor or by investment advisory clients of MLAM.
Securities may be held by, or be appropriate investments for, the Money Fund as well as other clients of the Investment Manager or MLAM. Because of different objectives or other factors,a particular security may be bought for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for the Money Fund or other advisory clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Manager of MLAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

     (c) As compensation for its services to the Money Fund, the Investment Manager receives a fee from the Money Fund at the end of each month at the annual rate of 0.275% of average daily net assets of the Money Fund not exceeding $500 million and at the annual rate of 0.25% of such assets in excess of $500 million. Prior to November 1, 1996 Broadcort Capital Corp. ("Broadcort") and the Investment Manager, as administrators for the Money Fund, each receive the identical monthly fee described above, based on assets introduced to the Money Fund by Broadcort or through other avenues, respectively. For the fiscal year ended May 31, 1995, the fee paid by the Money Fund to the Investment Manager was $306,952 and the fee paid to the Broadcort was $306,952. For the fiscal year ended May 31, 1996, the fee paid by the Money Fund to the Investment Manager was $193,099 and the fee paid to the Broadcort was $193,099. For the fiscal year ended May 31, 1997, the fee paid by the Money Fund to the Investment Manager was $29,925 and the fee paid to Broadcort was $28,357. No administrative fees were paid to the Investment Manager in its capacity as administrator during such periods. As of November 1, 1996 Broadcort withdrew from its involvement with the Money Fund.

     (d) The Investment Management Agreement and Administrative Agreements obligate the Investment Manager and the Administrators, respectively, to provide advisory, administrative and management services, to furnish office space and facilities for management of the affairs of the Trust and the Money Fund and to pay all compensation of and furnish office space for officers and employees of the Trust, as well as the fees of all Trustees of the Trust who are affiliated persons of ML&Co. or any of its subsidiaries. Unless earlier terminated as described below, the Investment Management Agreement and the Administrative Agreements will each continue in effect from year to year if approved annually
(a) by the Trustees of the Trust or by a majority of the outstanding shares of the Money Fund and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the 1940 Act) of any such party. Such agreements terminate upon assignment and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Money Fund.

     (e)  Not applicable.

     (f) The Money Fund pays all expenses incurred in its operation and a portion of the Trust's general administrative expenses allocated on the basis of the asset size of the respective Series. Expenses that are borne directly by the Series include redemption expenses, expenses of portfolio transactions, expenses of registering the shares under Federal and state securities laws, pricing costs (including the daily calculation of net asset value), fees for legal and auditing services, expenses of printing proxies, shareholder reports, prospectuses and statements of additional information (except to the extent paid by the Principal Underwriters), charges of the Custodian and Transfer Agent, the Commission fees, interest, certain taxes, and other expenses attributable to a particular Series. Expenses which are allocated on the basis of asset size of the respective Series include fees and expenses of unaffiliated Trustees, state franchise taxes and expenses related to shareholder meetings, and other expenses properly payable by the Trust. Depending upon the nature of a lawsuit, litigation costs may be directly applicable to the Series or allocated on the basis of the asset size of the respective Series. The Trustees have determined that this is an appropriate method of allocation of expenses. As required by the Distribution Agreements, the Principal Underwriters will pay certain of the expenses of each Series incurred in connection with the offering of shares of each Series; after the prospectuses, statements of additional information and periodic reports have been prepared and set in type, the Principal Underwriters will pay for the printing and distribution of copies thereof used by them in connection with the offering to investors. The Principal Underwriters will also pay for other supplementary sales literature. A Principal Underwriter will only be responsible for paying such expenses as are directly related to the sale of Money Fund shares by such Principal Underwriter.

     (g)  Not applicable.

     (h) The Bank of New York (the "Custodian"), 90 Washington Street, 12th Floor, New York, New York 10286, acts as custodian of the Money Fund's assets. The Custodian is responsible for safeguarding and controlling the Money Fund's cash and securities, handling the delivery of securities and collecting interest on the Money Fund's investments.

     (i) Merrill Lynch Financial Data Services, Inc. (the Transfer Agent"), 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, a subsidiary of ML&Co., acts as the Money Fund's transfer agent. The Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts.


ITEM 17.  BROKERAGE ALLOCATION.

     (a) The Trust has no obligation to deal with any dealer or group of dealers in the execution of transactions in portfolio securities of the Money Fund. Subject to policy established by the Board of Trustees of the Trust, the Investment Manager is primarily responsible for the Money Fund's portfolio decisions and the placing of the portfolio transactions. In placing orders, it is the policy of the Money Fund to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, and the firm's risk in positioning the securities involved. While the Investment Manager generally seeks reasonably competitive spreads or commissions, the Money Fund will not necessarily be paying the lowest spread or commission available. The Money Fund's policy of investing in securities with short maturities will result in high portfolio turnover.

     (b)  Not applicable.

     (c) The money market securities in which the Money Fund invests are traded primarily in the over-the-counter ("OTC") market. Bonds and debentures are usually traded on the OTC market but may be traded on an exchange. Where possible, the Money Fund will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. The cost of executing portfolio securities transactions of the Money Fund will primarily consist of dealer spreads and underwriting commissions. Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Trust as a principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Affiliated persons of the Trust, including Merrill Lynch Government Securities Inc. ("GSI") and Merrill Lynch Money Markets Inc., may not serve the Money Fund as dealer in connection with such transactions, except pursuant to the exemptive order described below. However, affiliated persons of the Trust may serve as its broker in OTC transactions conducted on an agency basis. The Trust may not purchase securities from any underwriting syndicate of which Merrill Lynch is a member, except in accordance with applicable rules under the 1940 Act.

     The Commission has issued an order permitting all Merrill Lynch-sponsored money market funds, including Series of the Trust, to conduct principal transactions with GSI in U.S. Government Securities and U.S. Government agency securities and with a subsidiary of GSI in certificates of deposit and other short-term bank money instruments and commercial paper. This order contains a number of conditions, including conditions designed to insure that the price to the Money Fund from GSI or its subsidiary is equal to or better than that available from other sources. GSI and its subsidiary have informed the Money Fund that they will in no way, at any time, attempt to influence or control the activities of the Money Fund or the Investment Manager in placing such principal transactions. The exemptive order allows GSI or its subsidiary, Merrill Lynch Money Markets Inc., to receive a dealer spread on any transaction with the Money Fund no greater than its customary dealer spread for transactions of the type involved. Generally such spreads do not exceed 0.25% of the principal amount of the securities involved. During the fiscal year ended May 31, 1997 the Money Fund engaged in 4 of such transactions, aggregating approximately $3,318,217 billion.

     The Trustees of the Trust have considered the possibilities of recapturing for the benefit of the Money Fund expenses of possible portfolio transactions, such as dealer spreads and underwriting commissions, by conducting such portfolio transactions through affiliated entities. For example, dealer spreads received by GSI or its subsidiary on transactions conducted pursuant to the permissive order described above could be offset against the management and administrative fees payable by the Money Fund to the Investment Manager and the Administrator. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

     The Money Fund does not expect to use one particular dealer, but, subject to obtaining the best price and execution, dealers who provide supplemental investment research (such as information concerning money market securities, economic data and market forecasts) to the Investment Manger may receive orders for transactions by the Money Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Manager under the Investment Management Agreement and the expenses of the Investment Manager will not necessarily be reduced as a result of the receipt of such supplemental information.

     (d)  Not applicable.

     (e)  Not applicable.


ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

     (a) The Declaration of Trust provides that the Trust shall be comprised of separate Series ("Series") each of which will consist of a separate portfolio which will issue a separate class of shares. The Trustees are authorized to create an unlimited number of Series and, with respect to each Series, to issue an unlimited number of full and fractional shares of beneficial interest, par value $.10 per share, of a single class and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Series. All shares have equal voting rights, except that only shares of the respective Series are entitled to vote on matters concerning only that Series. Shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Trustees and on other matters submitted to the vote of shareholders. Each issued and outstanding share is entitled to participate equally in dividends and distributions declared by the respective Series and in net assets of such Series upon liquidation or dissolution remaining after satisfaction of outstanding liabilities.

          In the event a Series were unable to meet its obligations, the remaining Series would assume the unsatisfied obligations of that Series. The shares of each Series, when issued, will be fully paid and nonassessable, have no preference, preemptive, conversion, exchange or similar rights, and are freely transferable. Holders of shares of any Series are entitled to redeem their shares as described elsewhere herein and in Part A. Shares do not have cumulative voting rights and the holders of more than 50% of the shares of the Trust voting for the election of Trustees can elect all of the Trustees if they choose to do so and in such event the holders of the remaining shares would not be able to elect any Trustees. No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust except under certain limited circumstances set forth in the Declaration of Trust.

     (b)  Not applicable.


ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     The Trust is not currently offering any shares of the Money Fund. The following information reflects Fund activity for the fiscal year ended May 31, 1997.

     (a) Prior to May 31, 1997, the Trust offered shares of the Money Fund without sales charge at a public offering price equal to the net asset value (normally $1.00 per share) next determined after a purchase order became effective. Share purchase orders are effective on the date Federal Funds become available to the Money Fund. If Federal Funds are available to the Money Fund prior to the determination of net asset value (generally 4:00 P.M., New York time) on any business day, the order is effective on that day. Shares purchased begin accruing dividends on the day of purchase.

          Every direct shareholder has an Investment Account and receives quarterly reports showing the activity in his account since the preceding statement. Prior to May 31, 1997, a shareholder may make additions to his Investment Account at any time by purchasing shares at the applicable public offering price either through his securities dealer, by wire or by mail directly to the Transfer Agent, acting as agent for his dealer. A shareholder may ascertain the number of shares in his Investment Account by telephoning the Transfer agent at 800-MER-FUND or (800-637-3863). The Transfer Agent will furnish this information only after the shareholder has specified the name, address, account number and social security number of the registered owner or owners.

          In the interest of economy and convenience and because of the operating procedures of the Trust, certificates representing the Money Fund Shares are not physically issued. Shares of the Money Fund are maintained by the Trust on its register maintained by the Transfer Agent and the holders thereof have the same rights and ownership with respect to such shares as if certificates had been issued.

EXCHANGE PROGRAM. The Money Fund participates in an exchange program with certain other investment companies for which each Principal Underwriter of the Money Fund, other than MLFD, listed under "Underwriters" also acts as principal underwriter (the "Participating Funds"). This exchange program is only available to investors who maintain the shares of the Participating Funds (and the Money Fund) in their Merrill Lynch account. A Money Fund shareholder may only exchange into Participating Funds that have the same Principal Underwriter as the original Participating Fund the shareholder exchanged out of.

          Exchanges of shares of Participating Funds subject to a front-end sales load ("FESL") into Money Fund shares may also be effected without the imposition of a sales charge. The holder of such Money Fund shares may subsequently either exchange back into the same shares of the original Participating Fund without incurring any FESL or exchange into shares of certain other Participating Funds distributed by the same Principal Underwriter by remitting an amount equal to the difference, if any, between the FESL previously paid on the shares of the original Participating Fund and the FESL payable at the time of the exchange on the shares of the new Participating Fund.

          In addition, exchanges of shares of Participating Funds subject to a contingent deferred sales charge ("CDSC") ("CDSC Shares") into Money Fund shares may be effected without the payment of any CDSC that might otherwise be due on redemption of the Participating Fund shares. A shareholder who exchanges CDSC Shares for shares of the Money Fund will not, however, receive credit toward reduction of the CDSC for the time spent in the Money Fund; rather, the CDSC reduction period will be "tolled" until such time as the shareholder either exchanges back into the Participating fund (or another Participating fund that charges a CDSC), or redeems shares of the Money Fund. A shareholder who exchanges CDSC Shares of a Participating Fund for Money Fund shares and who subsequently exchanges back into the original Participating Fund (or another Participating Fund that charges a CDSC and that is distributed by the same Principal Underwriter) will not pay a CDSC at that time, and the period for reduction of the CDSC will recommence. If the shareholder exchanges CDSC Shares for Money Fund shares and then makes a subsequent exchange for CDSC Shares of another Participating Fund subject to a different CDSC schedule, the shareholder will be subject to whichever schedule is higher. If the shareholder redeems his investment from the Money Fund following an exchange from CDSC Shares, the CDSC will be charged at the rate payable based on a holding period from the time the shareholder purchased shares of the Participating Fund until the time the Participating Fund shares were exchanged for shares of the Money Fund.

          Before effecting an exchange, shareholders, should obtain a currently effective prospectus of the Participating Fund into which the exchange is to be made for information regarding the fund and for further details regarding such exchange.

          Shares with a net asset value of at least $100 are required to qualify for the exchange program, and any shares utilized in an exchange must have been held by the shareholder for 15 days. It is contemplated that the exchange program may be applicable to other new mutual funds whose shares may be distributed by MLFD or the Principal Underwriters.

          To effect an exchange, shareholders should contact their Merrill Lynch financial consultant, who will advise the Money Fund of the exchange. Shareholders with shares for which certificates have not been issued may effect an exchange by wire through their securities dealers. This exchange program may be modified or terminated in accordance with the rules of the Commission. The Money Fund reserves the right to limit the number of times an investor may effect an exchange. Certain Participating Funds may suspend the continuous offering of their shares at any time and thereafter may resume such offering from time to time. The exchange program is available only to U.S. shareholders in states where the exchange legally may be made.

     (b) The net asset value of the shares of the Money Fund is determined by the Investment Manager once daily, immediately after the daily declaration of dividends, on each day during which the NYSE or New York banks are open for business. Such determination is made as of the close of business on the NYSE (generally 4:00 P.M., New York time) or, on days when the NYSE is closed but New York banks are open, at 4:00 P.M., New York time. The Money Fund will also determine its net asset value on any day on which there is sufficient trading in its portfolio securities that the net asset value might be materially affected, but only if on any such day the Money Fund is required to sell or redeem shares. The net asset value is determined pursuant to the "penny-rounding" method by adding the value of all securities and other assets in the portfolio, deducting the portfolio's liabilities, dividing by the number of shares outstanding and rounding the result of the nearest whole cent.

          The money market securities in which the Money Fund invests are traded primarily in the OTC markets. Except as set forth below, these securities are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. Assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Securities with a remaining maturity of 60 days or less are valued on an amortized cost basis. Under this method of valuation, the security is initially valued at cost on the date of purchase (or in the case of securities purchased with more than 60 days remaining to maturity, the market value on the 61st day prior to maturity); and thereafter the Money Fund assumes a constant proportionate amortization in value until maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security. For purposes of valuation, the maturity of a variable rate security is deemed to be the next date on which the interest rate is to be adjusted.

          In accordance with the Commission rule applicable to the valuation of its portfolio securities, the Money Fund will maintain a dollar-weighted portfolio maturity of 90 days or less and will purchase instruments having remaining maturities of not more than 397 days (13 months), with the exceptions of U.S. Governments securities and U.S. Government agency securities, which may have remaining maturities of up to 762 days (25 months). The Money Fund will invest only in securities determined by the trustees to be of high quality with minimal credit risks. In addition, the trustees have established procedures designed to stabilize, to the extent reasonably possible, the Money Fund's price per share as computed for the purpose of sales and redemptions at $1.00. Deviations of more than an insignificant amount between the net asset value calculated using market quotations and that calculated on a "penny-rounded" basis will be reported to the trustees by the Manager. In the event the Trustees determine that a deviation exists which may result in material dilution or other unfair results to investors or existing shareholders, the Money Fund will take such corrective actions as it regards as necessary and appropriate, including the reduction of the number of outstanding shares of the Money Fund by having each shareholder proportionately contribute shares to the Money Fund's capital; the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity; withholding dividends; or establishing a net asset value per share solely by using available market quotations. If the number of outstanding shares is reduced in order to maintain a constant "penny-rounded" net asset value of $1.00 per share, the shareholders will contribute proportionately to the Money Fund's capital. Each shareholder will be deemed to have agreed to such contributions by such shareholder's investment in the Money Fund.

          Because the net income of the Money Fund (including realized gains and losses on the portfolio securities) is declared as a dividend each time the net income of the Money Fund is determined, the net asset value per share of the Money Fund normally remains at $1.00 per share immediately after each determination and dividend declaration. Any increase in the value of a shareholder's investment in the Money Fund, representing the reinvestment of dividend income, is reflected by an increase in the number of shares of the Money Fund in the account and any decrease in the value of a shareholder's investment may be reflected by a decrease in the number of shares in the account.

(c)  Not applicable.


ITEM 20.  TAX STATUS.

     The Trust intends to continue to qualify the Money Fund for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). If it so qualifies, the Money Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to shareholders. The Money Fund intends to distribute substantially all of such income.

     As discussed in the Money Fund's Part A, the Trust may establish other series in addition to the Money Fund (together with the Fund, the "Series"). Each Series of the trust is treated as a separate corporation for Federal income tax purposes. Each Series therefore is considered to be a separate entity in determining its treatment under the rules for RICs described in Part A. Losses in one Series do not offset gains in another Series, and the requirements (other than certain organizational requirements) for qualifying for RIC status are determined at the Series level rather than the Trust level.

     Dividends paid by the Money Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long-term capital gains over net short-term capital losses ("capital gain dividends") are taxable to shareholders as long-term capital gains, regardless of the length of time the shareholder has owned Money Fund shares. Recent legislation creates additional categories of capital gains taxable at different rates. Although the legislation does not explain how gain in these categories will be taxed to shareholders of RICs, it authorizes regulations applying the new categories of gain and the new rates to sales of securities by RICs. In the absence of guidance, there is some uncertainty as to the manner in which the categories of gain and related rates will be passed through to shareholders as capital gains. Any loss upon the sale or exchange of Money Fund shares held for six months or less, however, will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Money Fund's earnings and profits will first reduce the adjusted tax basis of a holders' shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset).

     Dividends are taxable to shareholders even though they are reinvested in additional shares of the Money Fund. Not later than 60 days after the close of its taxable year, the Trust will provide shareholders with a written notice designating the amounts of any ordinary income dividends or capital gain dividends. It is anticipated that IRS guidance permitting categories of gain and related rates to be passed through to shareholders would also require this Federal income tax information to designate the amounts of various categories of capital gain income included in capital gain dividends. Distributions by the Money Fund, whether from ordinary income or capital gains, will not be eligible for the dividends received deduction allowed to corporations under the Code. If the Money Fund pays a dividend in January which was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Money Fund and received by its shareholders on December 31 of the year in which the dividend was declared.

     If the value of assets held by the Money Fund declines, the Trustees may authorize a reduction in the number of outstanding shares in shareholder's accounts so as to preserve a net asset value of $1.00 per share. After such a reduction, the basis of eliminated shares would be added to the basis of shareholders' remaining Money Fund shares, and any shareholders disposing of shares at that time may recognize a capital loss. Distributions, including distributions reinvested in additional shares of the Money Fund, will nonetheless be fully taxable, even if the number of shares in shareholders' accounts has been reduced as described above.

     Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% United States withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the United States withholding tax.

     Dividends and interest received by the Money Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

     Under certain provisions of the Code, some shareholders may be subject to a 31% withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Trust or who, to the Trust's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

     A loss realized on a sale or exchange of shares of the Money Fund will be disallowed if other Money Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

     The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year-end, plus certain undistributed amounts from previous years. While the Money Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Money Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Money Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and these Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

     Ordinary income dividends and capital gain dividends may also be subject to state and local taxes.

     Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

     Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, states or local taxes. Foreign investors should also consider applicable foreign taxes in their evaluation of an investment in the Money Fund.


ITEM 21.  UNDERWRITERS.

     (a) Merrill Lynch Funds Distributor, Inc. ("MLFD"), 808 Scudders Mill Road, Plainsboro, New Jersey 08536, Calamos Financial Services, Inc., 1111 East Warrenville Road, Naperville, Illinois 60563, Calvert Distributors, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, Franklin Templeton Distributors, Inc., 777 Mariners Island Boulevard, San Mateo, California 94403, Ivy MacKenzie Distributors Inc., 700 South Federal Highway, Boca Raton, Florida 33432, Nicholas-Applegate Securities, c/o BFDS, 2 Heritage Drive, North Quincy, Massachusetts 02171, Van Eck Securities Corporation, 99 Park Avenue, New York, New York 10016, act as principal underwriters, of the shares of the Money Fund (the "Principal Underwriters"). Shares may be purchased directly from securities dealers with whom MLFD has entered into a selected dealer agreement. Dealer agreements will be entered into with securities dealers that have securities clearing arrangements or some other business relationship with Broadcort. Shares of the Money Fund are also offered through Merrill Lynch pursuant to an exchange program with certain other investment companies for which each Principal Underwriter, other than MLFD, also acts as principal underwriter.

          The Distribution Agreements, after the second anniversary thereof, are renewable annually, and may be terminated upon 60 days' written notice by either party to the agreement. Under such Agreements, after the prospectuses, statements of additional information and periodic reports have been prepared and set in type, the Principal Underwriters will pay for the printing and distribution of copies thereof used in connection with the offering to dealers and investors. The Principal Underwriters will also pay for other supplementary sales literature. A principal underwriter will only be responsible for paying such expenses as are directly related to the sale of Money Fund shares by such Principal Underwriter.

     (b)  Not applicable.

     (c)  Not applicable.


ITEM 22.  CALCULATION AND PERFORMANCE DATA.

     The Money Fund normally computes its annualized yield by determining the net income for a seven-day base period for a hypothetical pre-existing account having a balance of one share at the beginning of the base period, dividing the net income by the net asset value of the account at the beginning of the base period to obtain the base period return, multiplying the result by 365 and then dividing by seven. Under this calculation, the yield reflects realized and unrealized gains and losses on portfolio securities. In accordance with regulations adopted by the Commission, the Money Fund is required to disclose its annualized yield for certain seven-day base periods in a standardized manner which does not take into consideration any realized or unrealized gains or losses on portfolio securities. The Commission also permits the calculation of a standardized effective or compounded yield. This is computed by compounding the unannualized base period return which is done by adding one to the base period return, raising the sum to a power equal to 365 divided by seven, and subtracting one from the result. This compounded yield calculation also excludes realized and unrealized gains or losses on portfolio securities.

     The yield on the Money Fund's shares normally will fluctuate on a daily basis. Therefore, the yield for any given past period is not an indication or representation by the Money Fund of future yields or rates of return on its shares. The yield is affected by such factors as changes in interest rates on Treasury securities, average portfolio maturity, the types and quality of portfolio securities held and operating expenses. The yield on Money Fund shares for various reasons may not be comparable to the yield on shares of other money market funds or other investments.


ITEM 23.  FINANCIAL STATEMENTS.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders,
Summit Cash Reserves Fund of Financial
Institutions Series Trust:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Summit Cash Reserves Fund of Financial Institutions Series Trust as of May 31, 1997, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-period then ended. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of materials are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at May 31, 1997 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial
statement presentation.   We believe that our audits provide a reasonable basis
for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Summit Cash Reserves Fund of Financial Institutions Series Trust as of May 31, 1997, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
July 1, 1997

SCHEDULE OF INVESTMENTS

                                                                           Face     Interest     Maturity        Value
Issue                                                                     Amount      Rate*        Date        (Note 1a)

US Government, Agency & Instrumentality Obligations -- Discount
Federal Home Loan Bank                                                   $100,000     5.40 %      6/19/97       $99,745
US Treasury Bills                                                          50,000     5.075       6/05/97        49,979
Total US Government, Agency & Instrumentality Obligations -- Discount
(Cost -- $149,724)                                                                                              149,724
Total Investments (Cost -- $149,724) -- 62.5%                                                                   149,724
Other Assets Less Liabilities -- 37.5%                                                                           90,015
                                                                                                               --------
Net Assets -- 100.0%                                                                                           $239,739
                                                                                                               ========

* Certain US Government Agency Obligations are traded on a discount basis; the interest rates shown are the discount rates paid at the time of purchase by the Fund.

  See Notes to Financial Statements.

FINANCIAL INFORMATION

Statement of Assets and Liabilities as of May 31, 1997

Assets:         Investments, at value (identified cost -- $149,724*) (Notes 1a & 1e)                 $149,724
                Cash                                                                                    2,538
                Investment adviser receivable (Note 2)                                                 60,655
                Prepaid registration fees and other assets (Note 1d)                                   87,463
                                                                                                   ----------
                Total assets                                                                          300,380
                                                                                                   ----------

Liabilities:    Payables:
                Administrator (Note 2)                                                                     58
                Accrued expenses and other liabilities                                                 60,583
                                                                                                   ----------
                Total liabilities                                                                      60,641
                                                                                                   ----------

Net Assets:     Net assets                                                                           $239,739
                                                                                                   ==========

Net Assets      Shares of beneficial interest, $.10 par value, unlimited number of
Consist of:     shares authorized                                                                     $23,974
                Paid-in capital in excess of par                                                      215,765
                                                                                                   ----------
                Net assets -- Equivalent to $1.00 per share based on 239,739 shares
                of beneficial interest outstanding                                                   $239,739
                                                                                                   ==========
                * Cost for Federal income tax purposes.

                  See Notes to Financial Statements.



Statement of Operations

                                                                                                      For the Year Ended
                                                                                                         May 31, 1997

Investment Income       Interest and amortization of premium and discount earned                           $608,163
(Note 1c):

Expenses:               Professional fees                                               $80,713
                        Registration fees (Note 1d)                                      46,228
                        Investment advisory fees (Note 2)                                29,925
                        Administrative fees (Note 2)                                     29,925
                        Accounting services (Note 2)                                     13,839
                        Other                                                            14,122
                                                                                      ---------
                        Total expenses before reimbursement                             214,752
                        Reimbursement of expenses (Note 2)                              (63,733)
                                                                                      ---------
                        Total expenses after reimbursement                                                  151,019
                                                                                                          ---------
                        Investment income -- net                                                            457,144
                                                                                                          ---------

Realized &              Realized loss on investments -- net                                                    (853)
Unrealized              Change in unrealized appreciation/depreciation on
Gain (Loss) on          investments -- net                                                                    2,439
Investments -- Net                                                                                        ---------
(Note 1c):              Net Increase in Net Assets Resulting from Operations                               $458,730
                                                                                                          =========

                        See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                                                                  For the Year Ended May 31,
                                                                                                    1997             1996

Increase (Decrease) in Net Assets:
Operations:                         Investment income -- net                                      $457,144        $3,393,414
                                    Realized gain (loss) on investments -- net                        (853)              244
                                    Change in unrealized appreciation/depreciation on
                                    investments -- net                                               2,439           (75,867)
                                                                                              ------------      ------------
                                    Net increase in net assets resulting from operations           458,730         3,317,791
                                                                                              ------------      ------------
Dividends &                         Investment income -- net                                      (456,291)       (3,393,414)
Distributions to                    Realized gain on investments -- net                                 --              (244)
Shareholders                                                                                  ------------      ------------
(Note 1f):                          Net decrease in net assets resulting from dividends and
                                    distributions to shareholders                                 (456,291)       (3,393,658)
                                                                                              ------------      ------------
Beneficial Interest                 Net proceeds from sale of shares                            68,683,693       307,144,408
Transactions                        Net asset value of shares issued to shareholders in
(Note 3):                           reinvestment of dividends and distributions (Note 1f)          451,377         3,383,655
                                                                                              ------------      ------------
                                                                                                69,135,070       310,528,063
                                    Cost of shares redeemed                                   (103,762,576)     (364,706,205)
                                                                                              ------------      ------------
                                    Net decrease in net assets derived from beneficial
                                    interest transactions                                      (34,627,506)      (54,178,142)
                                                                                              ------------      ------------

Net Assets:                         Total decrease in net assets                               (34,625,067)      (54,254,009)
                                    Beginning of year                                           34,864,806        89,118,815
                                                                                              ------------      ------------
                                    End of year                                                   $239,739       $34,864,806
                                                                                              ============      ============

                                    See Notes to Financial Statements.

Financial Highlights

The following per share data and ratios have been derived from information provided in the financial statements.

                                                                                        For the Year Ended May 31,
Increase (Decrease) in Net Asset Value:                                     1997       1996       1995       1994       1993

Per Share                   Net asset value, beginning of year             $1.00      $1.00      $1.00      $1.00      $1.00
Operating                                                               --------   --------   --------   --------   --------
Performance:                Investment income -- net                       .0432      .0476      .0444      .0254      .0262
                            Realized and unrealized gain (loss) on
                            investments -- net                             .0001     (.0011)     .0014      .0003      .0007
                                                                        --------   --------   --------   --------   --------
                            Total from investment operations               .0433      .0465      .0458      .0257      .0269
                                                                        --------   --------   --------   --------   --------
                            Less dividends and distributions:
                            Investment income -- net                      (.0431)    (.0476)    (.0444)    (.0254)    (.0262)
                            Realized gain on investments -- net               --         --+    (.0001)    (.0003)    (.0007)
                                                                        --------   --------   --------   --------   --------
                            Total dividends and distributions             (.0431)    (.0476)    (.0445)    (.0257)    (.0269)
                                                                        --------   --------   --------   --------   --------
                            Net asset value, end of year                   $1.00      $1.00      $1.00      $1.00      $1.00
                                                                        ========   ========   ========   ========   ========
                            Total investment return                         4.32%      4.87%      4.52%      2.57%      2.74%
                                                                        ========   ========   ========   ========   ========

Ratios to Average           Expenses, net of reimbursement                  1.38%      1.13%       .98%       .90%       .86%
Net Assets:                                                             ========   ========   ========   ========   ========
                            Expenses                                        1.97%      1.13%       .98%       .90%       .86%
                                                                        ========   ========   ========   ========   ========
                            Investment income and realized gain on
                            investments -- net                              4.18%      4.83%      4.35%      2.54%      2.72%
                                                                        ========   ========   ========   ========   ========
Supplemental                Net assets, end of year (in thousands)          $240    $34,865    $89,119   $135,301   $156,677
Data:                                                                   ========   ========   ========   ========   ========

                            + Amount is less than $.0001 per share.

                            See Notes to Financial Statements.

Summit Cash Reserves Fund                                 May 31, 1997

NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Summit Cash Reserves Fund (the "Fund") is a separate fund offering a separate class of shares of Financial Institutions Series Trust (the "Trust"). The Trust is registered under the Investment Company Act of 1940 as a diversified, open-end management investment company which comprises a series of separate portfolios offering a separate class of shares to selected groups of purchasers. The Fund is currently the only operating series of the Trust. The following is a summary of significant accounting policies followed by the Fund.

(a) Valuation of investments -- The money market securities in which the Fund invests are traded primarily in the over-the-counter markets. Investments maturing more than sixty days after the valuation date are valued at the most recent bid price or yield equivalent as obtained from dealers that make markets in such securities. When such securities are valued with sixty days or less to maturity, the difference between the valuation existing on the sixty-first day before maturity and maturity value is amortized on a straight-line basis to maturity. Investments maturing within sixty days from their date of acquisition are valued at amortized cost, which approximates market value. Assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trustees of the Trust. For purposes of valuation, the maturity of a variable rate security is deemed to be the next coupon date on which the interest rate is to be adjusted.

(b) Income taxes -- It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.

(c) Security transactions and investment income -- Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest income (including amortization of premium and discount) is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis.

(d) Prepaid registration fees -- Prepaid registration fees are charged to expense as the related shares are issued.

(e) Repurchase agreements -- The Fund invests in US Government securities pursuant to repurchase agreements with a member bank of the Federal Reserve System or a primary dealer in US Government securities. Under such agreements, the bank or primary dealer agrees to repurchase the security at a mutually agreed upon time and price. The Fund takes possession of the underlying securities, marks to market such securities and, if necessary, receives additional securities daily to ensure that the contract is fully collateralized.

(f) Dividends and distributions to shareholders -- The Fund declares dividends daily and reinvests monthly such dividends (net of non-resident alien tax and back-up withholding tax) in additional fund shares at net asset value. Dividends and distributions are declared from the total of net investment income and net realized gain or loss on investments.

2. Investment Advisory and Administrative
Agreements:
The Fund has entered into an Investment Advisory Agreement and an Administrative Agreement with Fund Asset Management, L.P. ("FAM" or the "Investment Adviser") and has entered into an Administrative Agreement with Broadcort Capital Corporation (the "Administrator"), a subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."). The general partner of FAM is Princeton Services, Inc. ("PSI"), an indirect wholly-owned subsidiary of ML & Co., which is the limited partner.

FAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities and equipment to provide such services to the Fund. For such services, the Investment Adviser receives a fee from the Fund at the end of each month at the annual rate of 0.275% of the average daily net assets of the Fund not exceeding $500 million, and at the annual rate of 0.25% of average daily net assets in excess of $500 million. For the year ended May 31, 1997, FAM earned fees of $29,925, all of which were waived. FAM also reimbursed the Fund for additional expenses of $33,808. FAM and Broadcort each provide certain administrative services to the Fund pursuant to their respective Administrative Agreements. Pursuant to these Agreements, Broadcort receives fees at the same rate as FAM's management fee with respect to assets Broadcort has introduced to the Fund. FAM receives an identical fee based on the other assets of the Fund.

Merrill Lynch Funds Distributor, Inc. ("MLFD"), a wholly-owned subsidiary of Merrill Lynch Group, Inc., is the Distributor of the shares of the Fund.

Merrill Lynch Financial Data Services, Inc. ("MLFDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by FAM at cost.

Certain officers and/or trustees of the Fund are officers and/or directors of FAM, PSI, MLFD, MLFDS, and/or ML & Co.

3. Shares of Beneficial Interest:
The number of shares purchased and redeemed during the periods corresponds to the amounts included in the Statements of Changes in Net Assets for net proceeds from sale of shares and cost of shares redeemed, respectively, since shares are recorded at $1.00 per share.

4. Capital Loss Carryforward:
At May 31, 1997, the Fund had a net capital loss carryforward of approximately $6,000, of which $5,000 expires in 2004 and $1,000 expires in 2005. This amount will be available to offset like amounts of any future taxable gains.

                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS:

          Contained in Part B:
               Schedule of Investments as of May 31, 1997
               Statement of Assets and Liabilities as of May 31, 1997 Statement of Operations for the year ended May 31, 1997 Statement of Changes in Net Assets for each of the years in the two year period ended May 31, 1997
               Financial Highlights for each of the years in the five-year period ended May 31, 1997

     (b)  EXHIBITS:


EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------

 1(a)  -    Declaration of Trust of the Registrant, dated July 10, 1987.(a)
  (b)  -    Instrument establishing Summit Cash Reserves Fund (the "Money Fund") as a series of the
            Registrant.(a)
 2     -    By-Laws of the Registrant.(a)
 3     -    None.
 4     -    Portions of the Declaration of Trust, Establishment and Designations and By-Laws of the
            Registrant defining the rights of holders of the Money Fund as a series of the Registrant.(b)
 5(a)  -    Investment Management Agreement between the Registrant and Fund Asset Management, Inc.
            relating to Summit Cash Reserves Fund.(a)
  (b)  -    Administrative Agreement between the Registrant and Fund Asset Management, L.P. relating to Summit Cash Reserves Fund.(a)
  (c)  -    Form of Sub-Administrative Agreement relating to Summit Cash Reserves Fund.(a)
  (d)  -    Administrative Agreement between the Registrant and Broadcort Capital Corp. relating to
            Summit Cash Reserves Fund.(a)
  (e)  -    Form of Sub-Administrative Agreement relating to Summit Cash Reserves Fund.(a)
 6(a)  -    Amended and restated Distribution Agreement between the Registrant and Merrill Lynch Funds
            Distributor, Inc.(a)
 6(b)  -    Form of Selected Dealers Agreement relating to Summit Cash Reserves Fund.(a)
 7     -    None.
 8     -    Custody Agreement between the Registrant and The Bank of New York relating to Summit
            Cash Reserves Fund.(a)
 9     -    Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement
            between the Registrant and Merrill Lynch Financial Data Services, Inc. relating to Summit
            Cash Reserves Fund.(a)
10     -    None.
11     -    Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
12     -    None.
13     -    Certificate of Fund Asset Management, Inc. relating to Summit Cash Reserves Fund. (a)
14     -    None.
15     -    None.
16     -    Schedule of computation of each performance quotation provided in the Registration Statement in response to Item 22.(a)
27     -    Financial Data Schedule.
------------

(a) Filed on September 27, 1995, as an Exhibit to Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N1-A under the Securities Act of 1933, as amended (File No. 2-78646).
(b) Reference is made to Article II, Section 2.3 and Articles V, VI, VIII, IX, X and XI of the Registrant's Declaration of Trust, previously filed as
     Exhibit 1(a) to the Registration Statement referred to in paragraph (a) above; to the Certificates of Establishment and Designation establishing the Money Fund as a series of the Registrant and establishing Class A and Class B shares of beneficial interest of the Money Fund, which will be filed as Exhibits 1(c) and 1(d), respectively, to the Registration Statement; and to Articles I, V and VI of the Registrant's By-Laws, previously filed as Exhibit 2 to the Registration Statement referred to in paragraph (a) above.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

     The Registrant is not controlled by or under common control with any person.


ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.

                                                                NUMBER OF
                                                               HOLDERS AT
                         TITLE OF CLASS                   AUGUST 31, 1997
                         --------------                   ---------------

     Shares of Beneficial interest,
      par value $.10 per shares .................................       1


ITEM 27.  INDEMNIFICATION.

     Section 5.3 of the Registrant's Declaration of Trust provides as follows:

          "The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of good faith and reasonable belief as to the best interests of the Trust, had been adjudicated, it would have been adjudicated in favor of such person. The rights accruing to any Person under these provisions shall not exclude any other rights to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 5.1 [relating to no personal liability of shareholders, Trustee, etc.] or to which he may be otherwise entitled except out of the property of the Trust, and no Shareholder shall be personally liable to any Person with respect to any claim for indemnity or reimbursement or otherwise. The Trustee may make advance payments in connection with indemnification under this Section 5.3, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification."

     Insofar as the conditional advancing or indemnification moneys for actions based upon the Investment Company Act of 1940 may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement;
(ii) advances may be made only upon receipt of a written promise by or on behalf of, the recipient to repay that amount of the advance which exceeds the amount to which it is ultimately determined that he is entitled to receive from the Registrant by reason of indemnification; and (iii)(a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Registrant without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Registrant's disinterested, non-party Trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

     In Section 9 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act of 1933 against certain types of civil liabilities arising in connection with the Registration Statement or Prospectus constituting Part A.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of the Registrant and the principal underwriter in connection with the successful defense of any action, suit or proceedings) is asserted by such Trustee, officer or controlling person or the principal underwriter in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER.

     Fund Asset Management, L.P. (the "Investment Manager") acts as the investment adviser for the following open-end registered investment companies:
CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, The Corporate Fund Accumulation Program, Inc., Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Emerging Tigers Fund, Inc., Merrill Lynch Federal Securities Trust, Merrill Lunch Funds for Institutions Series, Merrill Lynch Institutional Tax-Exempt Fund, Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Phoenix Fund, Inc., Merrill Lynch Special Value Fund, Inc., Merrill Lynch World Income Fund, Inc. and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Debt Strategies Fund, Inc., Income Opportunities Fund 1999, Inc., Income Opportunities Fund 2000, Inc., Merrill Lynch Municipal Strategy Fund, Inc., MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniVest Florida Fund, MuniVest Michigan Insured Fund, Inc., MuniVest New Jersey Fund, Inc., MuniVest Pennsylvania Insured Fund, MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield

Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield New York Insured Fund II, Inc., MuniYield Pennsylvania Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc., Senior High Income Portfolio, Inc., Taurus MuniCalifornia Holdings, Inc., Taurus MuniNew York Holdings, Inc. and Worldwide Dollar Vest Fund, Inc.

     Merrill Lynch Asset Management, L.P. ("MLAM"), an affiliate of the Investment Adviser, acts as the investment adviser for the following open-end registered investment companies: Merrill Lynch Adjustable Rate Securities Fund, Inc., Merrill Lynch Americas Income Fund, Inc., Merrill Lynch Asset Builder Program, Inc., Merrill Lynch Asset Growth Fund, Inc., Merrill Lynch Asset Income Fund, Inc., Merrill Lynch Capital Fund, Inc., Merrill Lynch Convertible Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Fund For Tomorrow, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Convertible Fund, Inc., Merrill Lynch Global Holdings, Inc., Merrill Lynch Global Resources Trust, Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Utility Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Growth Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Intermediate Government Bond Fund, Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Middle East/Africa Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Strategic Dividend Fund, Merrill Lynch Technology Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utility Income Fund, Inc., Merrill Lynch Variable Series Funds, Inc. and Hotchkis and Wiley Funds (advised by Hotchkis and Wiley, a division of MLAM); and for the following closed-end registered investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc. and Merrill Lynch Senior Floating Rate Fund, Inc. MLAM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisory Trust.

     The address of each of these investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series and Merrill Lynch Institutional Intermediate Fund is One Financial Center, 15th Floor, Boston, Massachusetts 02111-2646. The address of the Investment Manager, MLAM and Merrill Lynch Funds Distributor, Inc. (the "Distributor") is also P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML & Co.") is North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281. The address of Merrill Lynch Financial Data Services, Inc. is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

     Set forth below is a list of each officer and partner of the Investment Manager indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since June 1, 1995 for his, her or its own account or in the capacity of director,
officer, partner or trustee.   In addition, Mr. Zeikel is President, Mr. Richard
is Treasurer and Mr. Glenn is Executive Vice President of substantially all of the investment companies described in the preceding paragraph and also hold the same positions with all or substantially all of the investment companies advised by MLAM as they do with those advised by the Investment Manager. Messrs. Giordano, Harvey, Kirstein and Monagle are directors or officers of one or more of such companies.

                                  POSITION WITH              OTHER SUBSTANTIAL BUSINESS,
           NAME                INVESTMENT MANAGER         PROFESSION, VOCATION OR EMPLOYMENT
           ----                ------------------         ----------------------------------
ML & Co.                    Limited Partner            Financial Services Holding
                                                       Company; Limited Partner of FAM
Princeton Services, Inc.
("Princeton Services")      General Partner            General Partner of MLAM

Arthur Zeikel.............  President                  President of MLAM; President and
                                                        Director of Princeton Services;
                                                        Director of Merrill Lynch Funds
                                                        Distributor, Inc. ("MLFD");
                                                        Executive Vice President of Merrill
                                                        Lynch & Co, Inc.; Executive Vice
                                                        President of Merrill Lynch

Terry K. Glenn............  Executive Vice President   Executive Vice President of MLAM;
                                                        Vice President and Director of
                                                        Princeton Services; President and
                                                        Director of MLFD; President of
                                                        Princeton Administrators, L.P.

Vincent R. Giordano.......  Senior Vice President      Senior Vice President of MLAM;
                                                        Senior Vice President of Princeton
                                                        Services

Elizabeth Griffin.........  Senior Vice President      Senior Vice President of MLAM

Norman R. Harvey..........  Senior Vice President      Senior Vice President of MLAM;
                                                        Senior Vice President of Princeton
                                                        Services

Michael J. Hennewinkel....  Senior Vice President      Senior Vice President of MLAM;
                                                       Senior Vice President of Princeton
                                                       Services

Philip L. Kirstein........  Senior Vice President,     Senior Vice President of MLAM;
                            General Counsel and         General Counsel and Secretary of
                            Secretary                   MLAM; Senior Vice President,
                                                        General Counsel, Director and
                                                        Secretary of Princeton Services;
                                                        Director of MLFD

Ronald M. Kloss...........  Senior Vice President      Senior Vice President and Controller
                            and Controller              of MLAM; Senior Vice President
                                                        and Controller of Princeton
                                                        Services

Stephen M. M. Miller......  Senior Vice President      Executive Vice President of
                                                        Princeton Administration; Senior
                                                        Vice President of Princeton
                                                        Services

Joseph T. Monagle.........  Senior Vice President      Senior Vice President of MLAM;
                                                        Senior Vice President of Princeton
                                                        Services


                                  POSITION WITH              OTHER SUBSTANTIAL BUSINESS,
           NAME                INVESTMENT MANAGER         PROFESSION, VOCATION OR EMPLOYMENT
           ----                ------------------         ----------------------------------

 Michael L. Quinn..........  Senior Vice President     Senior Vice President of FAM;
                                                        Senior Vice President of Princeton
                                                        Services; Managing Director and
                                                        First Vice President of Merrill
                                                        Lynch from 1989 to 1995

Gerald M. Richard.........  Senior Vice President      Senior Vice President and Treasurer
                            and Treasurer               of MLAM; Vice President and
                                                        Treasurer of Princeton Services;
                                                        Vice President and Treasurer of
                                                        MLFD

Ronald L. Welburn.........  Senior Vice President      Senior Vice President of MLAM;
                                                        Senior Vice President of Princeton
                                                        Services

Anthony Wiseman...........  Senior Vice President      Senior Vice President of MLAM;
                                                        Senior Vice President of Princeton
                                                        Services

ITEM 29.  PRINCIPAL UNDERWRITERS

     (a) MLFD acts as the principal underwriter for the Registrant, for each of the open-end investment companies referred to in the first two paragraphs of
Item 28 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Convertible Holdings, Inc., The Corporate Fund Accumulation Program, Inc., MuniAssets Fund, Inc., and The Municipal Fund Accumulation Program, Inc.; and MFLD also acts as the principal underwriter for the following closed-end investment companies: Merrill Lynch High Income Municipal Bond Fund, Inc. and Merrill Lynch Senior Floating Rate Fund, Inc.

     (b) Set forth below is information concerning each director and officer of the Distributor. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Aldrich, Brady, Breen, Crook, Fatseas and Wasel is One Financial Center, 15th Floor, Boston, Massachusetts 02111-2665.

                                    (2)                       (3)
         (1)                POSITION AND OFFICES     POSITIONS AND OFFICES
         NAME                WITH DISTRIBUTOR          WITH REGISTRANT
         ----               --------------------     ---------------------

Terry K. Glenn...........  President and Director   Executive Vice President
Arthur Zeikel............  Director                  President and Trustee
Philip L. Kirstein.......  Director                           None
William E. Aldrich.......  Senior Vice President              None
Robert W. Crook..........  Senior Vice President              None
Michael J. Brady.........  Vice President                     None
William M. Breen.........  Vice President                     None
Michael G. Clark.........  Vice President                     None
James T. Fatseas.........  Vice President                     None
Michelle T. Lau..........  Vice President                     None
Debra W. Landsman-Yaros..  Vice President                     None
Gerald M. Richard........  Vice President and              Treasurer
                           Treasurer
Salvatore Venezia........  Vice President                     None
William Wasel............  Vice President                     None
Robert Harris............  Secretary                          None


ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and the Transfer Agent, 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.


ITEM 31.  MANAGEMENT SERVICES.

     Other than as set forth under the caption "Management of the Trust-- Management and Advisory Arrangements" in the Prospectus constituting Part A and the Statement of Additional Information constituting Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.


ITEM 32.  UNDERTAKINGS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c) The Registrant undertakes to furnish to each person to whom a prospectus is delivered a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWNSHIP OF PLAINSBORO, AND STATE OF NEW JERSEY ON THE 25TH DAY OF SEPTEMBER, 1997.


                                Financial Institutions Series Trust
                                  (Registrant)

                                By    /s/ Arthur Zeikel
                                  ---------------------------------------
                                      (Arthur Zeikel, President)